EXHIBIT 21
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                     SUBSIDIARIES OF THE COMPANY
                          DECEMBER 31, 1998
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                                                          State or Country
                   Name                                   of Incorporation
Domestic
   AHP Subsidiary Holding Corporation                       Delaware
   American Cyanamid Company                                Maine
   Ayerst-Wyeth Pharmaceuticals Incorporated                Delaware
   Berdan Insurance Company                                 Vermont
   Cyanamid Agricultural de Puerto Rico, Inc.               New Jersey
   Cyanamid International Corporation Limited               Delaware
   Genetics Institute, Inc.                                 Delaware
   Immunex Corporation                                      Washington
   Lederle Parenterals, Inc.                                New Jersey
   Lederle Piperacillin, Inc.                               New Jersey
   Route 24 Holdings, Inc.                                  Delaware
   Wyeth-Ayerst International Inc.                          New York
   Wyeth-Ayerst Pharmaceuticals, Inc.                       New York
   Wyeth Nutritionals, Inc.                                 Delaware
   Wyeth-Whitehall Pharmaceuticals, Inc.                    Puerto Rico


Foreign
   AHP Finance B.V.                                         Netherlands
   AHP Manufacturing B.V.                                   Netherlands
   Cyanamid Agro                                            France
   Cyanamid de Argentina S.A.                               Delaware
   Cyanamid Agrar GmbH & Co. KG                             Germany
   Cyanamid Iberica, S.A.                                   Spain
   Cyanamid (Japan) Ltd.                                    Japan
   Cyanamid of Great Britain Limited                        Great Britain
   Cyanamid Quimica do Brasil Ltda.                         Brazil
   Cyanamid Taiwan Corporation                              Taiwan
   Dimminaco AG                                             Switzerland
   John Wyeth & Brother Limited                             Great Britain
   Laboratorios Wyeth-Whitehall Ltda.                       Brazil
   Wyeth (H.K.) Limited                                     Hong Kong
   Wyeth Australia Pty. Limited                             Australia
   Wyeth-Ayerst Canada Inc.                                 Canada
   Wyeth-Lederle                                            France
   Wyeth-Lederle S.p.A.                                     Italy
   Wyeth Lederle Portugal (Farma), Lda.                     Portugal
   Wyeth-Pharma GmbH                                        Germany
   Wyeth Philippines, Inc.                                  Philippines
   Wyeth S.A. de C.V.                                       Mexico

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There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.